Avid Reports Second Quarter 2014 Financial Results

Company raises prior Adjusted EBITDA guidance, is now current with SEC filing requirements and has applied for re-listing on NASDAQ

BURLINGTON, MA, October 20, 2014 Avid® (OTC: AVID) announced today that it has filed its Form 10-Q for the fiscal quarter ended June 30, 2014. In connection with this filing, the Company has raised prior 2014 Adjusted EBITDA guidance to reflect improved conversion of bookings to revenue, accelerated growth in higher margin products and continued cost improvements. In addition, the Company has updated guidance for bookings and free cash flow. The Company is also now current with its ongoing reporting obligations with the Securities and Exchange Commission (“SEC”) and has applied for re-listing of its common stock on the NASDAQ Stock Exchange.

Second Quarter Highlights

•	Revenue of $124.6 million and non-GAAP net income of $5.7 million

•	As previously reported, bookings increased 6% year-on-year to $127.7 million

•	Adjusted EBITDA of $10.7 million

•	Free Cash Flow of $2.7 million

•	Non-GAAP operating expense of $67.7 million down year-on-year and sequentially

•	Strong community engagement with growth of the Avid Customer Association to over 1,300 memberships

•	Platform unit sales over past twelve-months up over 2X the same period last year

“During the second quarter, Avid again saw incremental proof points that our strategy is working, including strong market reception for our technology platform and a continued shift to more profitable products in higher growth areas,” said Louis Hernandez, Jr, President and CEO of Avid. “This sales shift to higher margin products, such as the Avid Media Central Platform, and de-emphasis on lower growth offerings, combined with continued reduction of operating costs, has contributed to our increased profitability expectations. We look forward to building on our current momentum and continuing to apply our strategic vision toward growth and value creation for the company.”

The Company updated guidance for fiscal year 2014 and currently expects to report at year-end:

•	Adjusted EBITDA of $64 million to $72 million

•	Annual bookings growth of 0% - 3%

•	Free cash flow of approximately $15 million to $20 million

“We are pleased with our results for the second quarter, which demonstrated continued growth, cost reduction and profitability progress on our three-phase transformation plan. We continue to believe our 2014 Adjusted EBITDA establishes a base on which we can continue to improve. Our updated bookings and free cash flow guidance primarily reflects the inherent variability associated with larger transactions,” said John Frederick, Executive Vice President, Chief Financial and Administrative Officer of Avid. “We are also excited to be current with our SEC reporting requirements and have applied for relisting with NASDAQ. We believe we could resume trading on NASDAQ by the end of the year.”

The Company’s listing on the NASDAQ Stock Exchange will be subject to review by NASDAQ and is dependent upon the Company meeting all relevant quantitative and qualitative listing criteria of NASDAQ. In the interim, Avid stock will continue to trade on OTC Markets - OTC Pink Tier under the trading symbol AVID. For quotes or additional information on OTC Markets and the OTC Pink Tier, please visit http://www.otcmarkets.com.

Avid includes non-GAAP financial measures in this press release, including adjusted EBITDA and free cash flow. The reconciliations to the Company's comparable GAAP financial measures for the periods presented are included in the tables in the appendix to this press release. The Company also includes the operational metric of bookings in this release.

Conference Call
A conference call to discuss Avid's financial results for the second quarter of 2014 will be held on Tuesday, October 21, 2014 at 4:30 p.m. ET. The call will be open to the public and can be accessed by dialing 719.457.2664 and referencing confirmation code 7779065. You may also listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available on the Avid Investor Relations website shortly after the completion of the call.

Non-GAAP Measures and Bookings
Avid has in this press release presented a number of non-GAAP financial measures as set forth and reconciled in the tables in the appendix of this press release.

Avid defines adjusted EBITDA as non-GAAP operating profit or loss excluding depreciation and all amortization expense. Avid non-GAAP operating results and non-GAAP earnings per share exclude restructuring costs, stock based compensation, amortization and impairment of intangibles as well as other unusual items such as costs related to the restatement; M&A related activity; or impact of significant legal settlements. Avid defines free cash flow as GAAP operating cash flow less capital expenditures and excludes payments or receipts related to M&A, significant legal settlements, restructuring, restatement or other non-operational or non-recurring events. These non-GAAP measures also reflect how Avid manages its businesses internally and are consistent with the financial metrics that are included in management incentive plans.

Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

The reconciliation of non-GAAP to GAAP financial measures is in the tables included in this press release.

Avid references bookings in this press release. Bookings are an operational metric which is defined as the amount of revenue we expect to earn from an agreement between Avid and a customer for goods and services over the course of the agreement. To count as a booking, we expect there to be persuasive evidence of an agreement between us and our customer and that the collectability of the amounts payable under the arrangement are reasonably assured. Due to the timing of revenue recognition, all of the revenue related to the booking may not be recorded in the period that it was transacted and would therefore be reported as part of revenue backlog and/or deferred revenue, thereby providing visibility into future revenue. However, because our bookings are based on orders that, under certain circumstances can be cancelled or adjusted, bookings may not convert into revenue earned.

Forward-Looking Statements
The information provided in this press release includes forward-looking statements that involve risks and uncertainties, including statements about our anticipated plans, objectives, expectations and intentions. Such statements include, without limitation, statements regarding our recently filed financial statements or other information included herein based upon or otherwise incorporating judgments or estimates, including statements herein relating to future performance such as our future adjusted EBITDA, earnings, bookings, free cash flow, payments for restatement-related expenses; our future strategy and business plans; our objective to obtain relisting on the NASDAQ Stock Market and to have our shares of common stock trade on that market; and our anticipated timing for filing our future quarterly reports. These forward-looking statements are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Unknown risks and uncertainties include, but are not limited to the effect on our sales, operations and financial performance resulting from the identified material weaknesses in our internal control of financial reporting; the delisting of our stock from NASDAQ; the previously disclosed ongoing SEC and Department of Justice inquiries; pending litigation, including the previously disclosed class action and possibility of further legal proceedings adverse to our Company resulting from the restatement or related matters; the costs associated with the restatement; our ability to have our shares relisted on the NASDAQ stock market; our liquidity; our ability to execute our strategic plan and meet customer needs; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue, based on, among other things, our performance in particular geographies or markets, fluctuations in foreign currency exchange rates and seasonal factors; adverse changes in economic conditions; and variances in our backlog and the realization thereof. Moreover, the business may be adversely affected by future legislative, regulatory or tax changes as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in our filings with the SEC. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

About Avid
Through Avid EverywhereTM, Avid delivers the industry's most open, innovative and comprehensive media platform connecting content creation with collaboration, asset protection, distribution and consumption for the most listened to, most watched and most loved media in the world-from the most prestigious and award-winning feature films, music recordings, and television shows, to live concerts and news broadcasts. Industry leading solutions include Pro Tools®, Media Composer®, ISIS®, Interplay®, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn; or subscribe to Avid Blogs.

© 2014 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Media Composer, Pro Tools, Interplay, ISIS, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. All other trademarks are the property of their respective owners.

Media Contact                Investor Contact
Lisa Kilborn                    Tom Fitzsimmons
Avid                        Avid
978.640.3230                    978.640.3346
lisa.kilborn@avid.com                tom.fitzsimmons@avid.com

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net revenues:
Products	$87,315	$99,858	$181,885	$198,576
Services	37,329	41,487	77,741	78,840
Total net revenues	124,644	141,345	259,626	277,416

Cost of revenues:
Products	35,097	38,902	70,091	75,917
Services	15,323	15,392	30,994	30,668
Amortization of intangible assets	—	501	50	1,152
Total cost of revenues	50,420	54,795	101,135	107,737

Gross profit	74,224	86,550	158,491	169,679

Operating expenses:
Research and development	22,070	23,847	45,024	47,454
Marketing and selling	34,297	33,903	67,112	67,812
General and administrative	19,984	16,131	38,315	31,728
Amortization of intangible assets	398	658	878	1,321
Restructuring (recoveries) costs, net	(165)	1,918	(165)	2,191
Total operating expenses	76,584	76,457	151,164	150,506

Operating (loss) income	(2,360)	10,093	7,327	19,173

Interest and other expense, net	(357)	(247)	(708)	(505)
(Loss) income before income taxes	(2,717)	9,846	6,619	18,668

Provision for income taxes, net	622	669	1,062	1,226
Net (loss) income	(3,339)	9,177	5,557	17,442

Net (loss) income per common share - basic	$(0.09)	$0.24	$0.14	$0.45
Net (loss) income per common share - diluted	$(0.09)	$0.23	$0.14	$0.45

Weighted-average common shares outstanding - basic	39,119	39,040	39,109	39,009
Weighted-average common shares outstanding - diluted	39,119	39,069	39,138	39,061

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

GAAP
Net Revenues	$124,644	$141,345	$259,626	$277,416
Cost of revenues	50,420	54,795	101,135	107,737
Gross profit	74,224	86,550	158,491	169,679
Operating expenses	76,584	76,457	151,164	150,506
Operating (loss) income	(2,360)	10,093	7,327	19,173
Interest and other expense, net	(357)	(247)	(708)	(505)
Provision for income taxes, net	622	669	1,062	1,226
Net (loss) income	$(3,339)	$9,177	$5,557	$17,442
Weighted-average common shares outstanding - diluted	39,119	39,069	39,138	39,061
Net (loss) income per share - diluted	$(0.09)	$0.23	$0.14	$0.45

Adjustments to GAAP Results
Cost of Revenues
Amortization of intangible assets	—	501	50	1,152
Stock-based compensation	163	212	316	439
Operating Expenses
Amortization of intangible assets	398	658	878	1,321
Restructuring (recoveries) costs, net	(165)	1,918	(165)	2,191
Restatement costs	6,690	2,929	10,843	3,695
Gain on sale of assets	—	—	—	(125)
Stock-based compensation
R&D	113	173	240	318
Sales & Marketing	642	473	934	1,053
G&A	1,218	1,250	1,909	2,375
Other
Tax adjustment	4	(215)	(12)	(430)

Non-GAAP
Net revenues	124,644	141,345	259,626	277,416
Cost of revenues	50,257	54,082	100,769	106,146
Gross profit	74,387	87,263	158,857	171,270
Operating expenses	67,688	69,056	136,525	139,678
Operating income	6,699	18,207	22,332	31,592
Interest and other expense, net	(357)	(247)	(708)	(505)
Provision for income taxes, net	618	884	1,074	1,656
Net income	5,724	17,076	20,550	29,431

Net income per share - diluted	$0.15	$0.44	$0.53	$0.75

Adjusted EBITDA
Non-GAAP Operating Income (from above)	6,699	18,207	22,332	31,592
Depreciation	3,990	4,429	8,325	9,149
Amortization of capitalized software development costs	49	77	99	179
Adjusted EBITDA	10,738	22,713	30,756	40,920

Free Cash Flow
GAAP net cash used in operating activities	(2,090)	(4,146)	(26,082)	(5,556)
Capital Expenditures	(2,876)	(3,164)	(6,391)	(5,290)
Restructuring Payments	1,885	3,122	4,811	7,415
Restatement Payments	5,737	1,514	16,088	1,514
Free Cash Flow	$2,656	$(2,674)	$(11,574)	$(1,917)

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	June 30,	December 31,
	2014	2013
ASSETS:
Current assets:
Cash and cash equivalents	$23,049	$48,203
Accounts receivable, net of allowances of $11,330 and $13,963
at June 30, 2014 and December 31, 2013, respectively	49,263	56,770
Inventories	54,698	60,122
Deferred tax assets, net	532	522
Prepaid expenses	8,296	7,778
Other current assets	14,796	17,493
Total current assets	150,634	190,888

Property and equipment, net	33,270	35,186
Intangible assets, net	3,232	4,260
Long-term deferred tax assets, net	2,431	2,415
Other assets	2,360	2,393
Total assets	$191,927	$235,142

LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current liabilities:
Accounts payable	$28,335	$33,990
Accrued compensation and benefits	26,416	30,342
Accrued expenses and other current liabilities	30,883	41,273
Income taxes payable	6,228	6,875
Short-term debt	5,000	—
Deferred tax liabilities, net	—	14
Deferred revenues	204,291	211,403
Total current liabilities	301,153	323,897

Long-term deferred tax liabilities, net	562	565
Long-term deferred revenues	225,660	255,429
Other long-term liabilities	13,937	14,586
Total liabilities	541,312	594,477

Stockholders' deficit:
Common stock	423	423
Additional paid-in capital	1,045,777	1,043,384
Accumulated deficit	(1,330,969)	(1,336,526)
Treasury stock at cost	(71,679)	(72,543)
Accumulated other comprehensive income	7,063	5,927
Total stockholders' deficit	(349,385)	(359,335)

Total liabilities and stockholders' deficit	$191,927	$235,142

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Six Months Ended
	June 30,
	2014	2013

Cash flows from operating activities:
Net income	$5,557	$17,442
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,352	11,800
(Recovery) expense from doubtful accounts	(158)	30
Gain on sale of assets	—	(125)
Stock-based compensation expense	3,398	4,185
Non-cash interest expense	147	147
Foreign currency transaction losses	(317)	(84)
(Benefit from) provision for deferred taxes	(16)	9
Changes in operating assets and liabilities:
Accounts receivable	7,668	12,277
Inventories	5,424	5,896
Prepaid expenses and other current assets	833	1,225
Accounts payable	(5,666)	(6,661)
Accrued expenses, compensation and benefits, and other liabilities	(14,842)	(6,516)
Income taxes payable	(583)	(680)
Deferred revenues	(36,879)	(44,501)
Net cash used in operating activities	(26,082)	(5,556)

Cash flows from investing activities:
Purchases of property and equipment	(6,391)	(5,290)
Proceeds from divestiture of consumer business	1,500	—
Proceeds from sales of assets	—	125
Decrease (increase) in other long-term assets	11	(18)
Net cash used in investing activities	(4,880)	(5,183)

Cash flows from financing activities:
Proceeds from the issuance of common stock under employee stock plans	1	177
Common stock repurchases for tax withholdings for net settlement of equity awards	(141)	(232)
Proceeds from revolving credit facilities	11,500	—
Payments on revolving credit facilities	(6,500)	—
Net cash provided by (used in) financing activities	4,860	(55)

Effect of exchange rate changes on cash and cash equivalents	948	(3,492)
Net decrease in cash and cash equivalents	(25,154)	(14,286)
Cash and cash equivalents at beginning of period	48,203	70,390
Cash and cash equivalents at end of period	$23,049	$56,104